The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
American Home Mortgage Assets Trust 2007-1 (Issuing Entity)

$[1,502,045,000] (Approximate)
Mortgage Pass-Through Certificates, Series 2007-1

American Home Mortgage Assets LLC (Depositor) American Home Mortgage Servicing, Inc. (Servicer)

Lead Underwriter

January 22, 2007

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuer or its affiliates. Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission’s website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank at 1-800 503-4611. This communication does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this communication is preliminary and is subject to completion or change. The information in this communication supersedes information contained in any prior similar communication relating to these securities. This communication is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Seller. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/-10%. The principal amount and designation of any security described in the Computational Materials are subject to a permitted variance of +/-10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES (OTHER THAN DBSI). DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

PRELIMINARY TERM SHEET Dated: January 22, 2007
American Home Mortgage Assets LLC
Mortgage Pass-Through Trust 2007-1
$[1,502,045,000] (Approximate)
 Subject to a variance of up to 10%
All Terms and Conditions are subject to change

Structure Overview(1)
To 1% Optional Termination
Class	Approximate Size ($)	Type	Legal Final Maturity	WAL to Call (yrs)	Pmt Delay (days)	Interest Accrual Basis	Pass-Through Rate	Expected Ratings [M/S/F]
A-1	1,089,001,000	Super Senior/MTA Floater	February 2047	3.50	24	30/360	Floating(2)	[Aaa/AAA/AAA]
A-2	136,125,000	Senior Support/MTA Floater	February 2047	3.50	24	30/360	Floating(3)	[Aaa/AAA/AAA]
A-3	136,125,000	Senior Support/MTA Floater	February 2047	3.50	24	30/360	Floating(4)	[Aaa/AAA/AAA]
M-1	65,503,000	Subordinate/LIBOR Floater	February 2047	6.66	0	Actual/360	Floating(5)	[Aa1/AA/AA]
M-2	19,576,000	Subordinate/LIBOR Floater	February 2047	6.53	0	Actual/360	Floating(5)	[Aa1/AA-/AA-]
M-3	17,317,000	Subordinate/LIBOR Floater	February 2047	6.41	0	Actual/360	Floating(5)	[Aa1/A+/A+]
M-4	8,282,000	Subordinate/LIBOR Floater	February 2047	6.27	0	Actual/360	Floating(5)	[Aa2/A/A]
M-5	5,270,000	Subordinate/LIBOR Floater	February 2047	6.15	0	Actual/360	Floating(5)	[Aa3/A/A]
M-6	6,776,000	Subordinate/LIBOR Floater	February 2047	6.00	0	Actual/360	Floating(5)	[A1/A-/A-]
M-7	7,529,000	Subordinate/LIBOR Floater	February 2047	5.70	0	Actual/360	Floating(5)	[A3/BBB+/BBB+]
M-8	10,541,000	Subordinate/LIBOR Floater	February 2047	5.05	0	Actual/360	Floating(5)	[Baa1/BBB-/BBB-]

TOTAL:	$1,502,045,000

(1) The Structure is preliminary and subject to change.
(2) The pass-through rate on the Class A-1 Certificates will be a floating rate equal to the lesser of (i) One-year MTA plus [ ]% and (ii) the Net WAC Cap Rate. The Class A-1 Certificates will also be entitled to receive certain cap and floor payments pursuant to the Cap Contract and Floor Contract, respectively, as more fully described herein.

(3) The pass-through rate on the Class A-2 Certificates will be a floating rate equal to the lesser of (i) One-year MTA plus [ ]% and (ii) the Net WAC Cap Rate. The Class A-2 Certificates will also be entitled to receive certain cap and floor payments pursuant to the Cap Contract and Floor Contract, respectively, as more fully described herein.

(4) The pass-through rate on the Class A-3 Certificates will be a floating rate equal to the lesser of (i) One-year MTA plus [ ]% and (ii) the Net WAC Cap Rate. The Class A-3 Certificates will also be entitled to receive certain cap and floor payments pursuant to the Cap Contract and Floor Contract, respectively, as more fully described herein.

(5) The Pass-Through Rates for each of the Class M Certificates will be a floating rate equal to the lesser of (i) One-Month LIBOR plus a specified margin and (ii) the Net WAC Cap Rate. The Class M Certificates will also be entitled to receive certain cap and floor payments pursuant to the Cap Contract and Floor Contract, respectively, as more fully described herein. If the Optional Call is not exercised on the first possible date, the specified margins on the Class M Certificates will increase to [1.5] times the original specified margins.

Transaction Overview
Certificates:
■  The Class A-1, Class A-2 and Class A-3 Certificates (the “Class A Certificates”) are offered hereby. The trust will also issue the Class R Certificates (together with the Class A Certificates, the “Senior Certificates”) and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (the “Subordinate Certificates” or the “Class M Certificates”), the Class C Certificates and the Class P Certificates. Distributions of interest and/or principal on the Certificates will be made from payments received in connection with the Mortgage Loans.

Non-Offered Certificates:	■ Class C, Class P, Class R and Class RX Certificates.

Pricing Speed:	■ 25% CPR

Depositor:	■ American Home Mortgage Assets LLC

Master Servicer:	■ Wells Fargo Bank, National Association

Securities Administrator:	■ Wells Fargo Bank, National Association

Originator:	■ American Home Mortgage Investment Corp. (or an affiliate thereof)

Servicer:	■ American Home Mortgage Servicing, Inc.

Trustee:	■ Deutsche Bank National Trust Company

Floor Provider:	■ TBD

Cap Provider:	■ TBD

Cut-off Date:	■ January 1, 2007

Closing Date:	■ On or around [January 26], 2007

Investor Settlement Date:	■ LIBOR based Certificates: on or around [January 26], 2007 ■ MTA based Certificates: on or around [January 26], 2007

Legal Structure:	■ REMIC

Optional Call:	■ 1% Cleanup Call

Distribution Dates:	■ 25th of each month, or next business day, commencing in February 2007

Registration:	■ The Offered Certificates will be made available in book-entry form through DTC.

Federal Tax Treatment:
■  It is anticipated that a portion of the Class A Certificates and Subordinate Certificates will be treated as REMIC regular interests for federal tax income purposes. The Class A Certificates and Subordinate Certificates will also be entitled to certain non-REMIC payments.

ERISA Eligibility:
■  The Class A-1 Certificates may be purchased by plans. Prior to the termination of the Supplemental Interest Trust and the Floor Contract Reserve Fund, a plan may invest in the Class A-1 Certificates if it meets the requirements of an investor-based exemption. The Class A-2, Class A-3, and Class M Certificates may be purchased by certain insurance company general accounts. Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.

Transaction Overview (Cont.)
Advances:
■  The Servicer is obligated to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the Servicer believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Compensating Interest:
■  On each Distribution Date, the Servicer is required to cover certain interest shortfalls as a result of certain prepayments, by reducing its servicing compensation, as more fully described in the prospectus supplement. The reduction in the Servicer’s servicing compensation for any Distribution Date will be limited to an amount equal to one month’s interest on the amount of principal so prepaid for the month of prepayment at the applicable Net WAC Cap Rate; provided, however, that the Servicer’s aggregate obligations for any month shall be limited to the total amount of servicing fees actually received with respect to the Mortgage Loans by the Servicer during such month.

Interest Accrual Period:
■  The Interest Accrual Period for the Class A-1, Class A-2 and Class A-3 Certificates for any Distribution Date will be the calendar month before the Distribution Date (on a 30/360 basis). The Interest Accrual Period for the Subordinate Certificates for any Distribution Date will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the Closing Date, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date (on an actual/360 basis).

Net WAC Cap Rate:
■  With respect to any distribution date and the Certificates, the product of (a) the weighted average of the mortgage rates on the mortgage loans as of the beginning of the related mortgage due period minus servicing fees and any lender paid mortgage insurance fees for such distribution date (after giving effect to principal prepayments received in the prepayment period related to the prior mortgage due period), and (b) a fraction, the numerator of which is 30, and the denominator of which is, (x) 30 with respect to the MTA Certificates and (y) the actual number of days that elapsed in the related Accrual Period, with respect to the LIBOR Certificates.

Subordinate Amount:
■  For any Distribution Date, the excess of (i) the aggregate of the stated principal balances of the mortgage loans as of the first day of the related Due Period over (ii) the aggregate of the Certificate Principal Balances of the Class A Certificates before taking into account any distribution on such Distribution date.

Transaction Overview (Cont.)

Collateral:
■  The mortgage loans (the “Mortgage Loans”) are 30 and 40 year adjustable rate loans secured by first liens on one-to four-family residential properties. The mortgage rates for the Mortgage Loans are generally fixed for an initial period from one, six or twelve months after origination. Substantially all of the mortgage loans are negative amortization loans with rates that adjust monthly and scheduled payments that adjust annually. At the end of the initial fixed-rate period, if any, each mortgage rate will adjust monthly based on the Mortgage Index plus the related margin. The “Mortgage Index” for the mortgage rates for the Mortgage Loans is the twelve-month average monthly yield on U.S. Treasury Securities adjusted to a constant maturity of one-year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)” (“One-year MTA”).

■  For each of the One-year MTA indexed Mortgage Loans, the related borrower must make a minimum monthly payment which is subject to adjustment on a date specified in the mortgage note and annually on the same date thereafter, subject generally to the conditions that (i) the amount of the minimum monthly payment will not increase or decrease by an amount that is more than 7.50% of the last minimum monthly payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter as well as the final payment adjustment date, the minimum monthly payment will be recast, without regard to the limitation in clause (i) above, in order to amortize fully the then unpaid mortgage loan principal balance over the remaining term to maturity, and (iii) if the unpaid mortgage loan principal balance exceeds 110% or 125% of the original principal balance due to Deferred Interest (the “Negative Amortization Limit”), the minimum monthly payment will be recast, without regard to the limitation in clause (i), in order to amortize fully the then unpaid principal balance over the remaining term to maturity.

■  On each payment date after the initial fixed rate period, if any, the servicer will present to each borrower three payment options in addition to the minimum monthly payment described above. Those payment options will include (i) interest only, (ii) an amount that will fully amortize the mortgage loan over the remaining term of the mortgage loan at the current rate, and (iii) an amount that will fully amortize the mortgage loan over a period of 15 years from the first payment date at the current mortgage rate. Those payment options will only be available to the borrower if they are higher than the minimum monthly payment described above.

■  Negative amortization on the One-year MTA Mortgage Loans will occur when the monthly payment made by the borrower is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, “Deferred Interest”). The amount of Deferred Interest is added to the unpaid principal balance of the Mortgage Loan.

■  As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans is expected to be $[1,505,808,827], subject to a 10% variance. Approximately [22.75]% of the Mortgage Loans do not have a prepayment penalty period. Approximately [22.57]% of the Mortgage Loans have a prepayment penalty period of 1 year, approximately [7.46]% of the Mortgage Loans have a prepayment penalty period of 2 years and approximately [47.22]% of the Mortgage Loans have a prepayment penalty period of 3 years.

Credit Enhancement:	■ Credit Enhancement for the Offered Certificates will consist of the following: 1) Excess interest, 2) Overcollateralization (“OC”); and 3) Subordination

Transaction Overview (Cont.)
Cashflow Description:
■  Distributions on the Senior Certificates and the Subordinate Certificates will be made on the 25th day of each month (or next business day). The payments to the Senior Certificates and the Subordinate Certificates, to the extent of available funds from the related Mortgage Loans will be made in the following priority:

1)  From Available Funds, to the Class A Certificates, pro rata, based on entitlement, the Accrued Certificate Interest for such class and such distribution date plus any Accrued Certificate Interest remaining unpaid from any prior distribution dates with interest thereon at the related Pass-Through Rate;

2)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, and Class M-8 Certificates, in that order, the Accrued Certificate Interest for each such class and such distribution date;

3)  A) for each distribution date prior to the Stepdown Date or on which a Trigger Event is in effect, in the following order of priority:

a)  in an amount up to the Principal Distribution Amount for such distribution date, concurrently, to the following classes of Certificates, based on the related Principal Distribution Amount as follows:

i)  80.00%, to the Class A-1 Certificates until its Certificate Principal Balance, immediately prior to such Distribution Date, is reduced to zero; and

ii)  20.00%, pro-rata to the Class A-2 and Class A-3 Certificates, concurrently, based on their Certificate Principal Balances thereof, until their respective Certificate Principal Balances are reduced to zero; and

b)  any remaining Principal Distribution Amount for such distribution date after distributions pursuant to clause (a) above, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero;

B) on each distribution date on or after the Stepdown Date so long as a Trigger Event is not in effect, in the following order of priority:

a)  in an amount up to the Senior Principal Distribution Amount for such distribution date, concurrently, to the following classes of Certificates, based on the related Senior Principal Distribution Amount as follows:

i)  80.00%, to the Class A-1 Certificates until its Certificate Principal Balance, immediately prior to such Distribution Date, is reduced to zero; and

ii)  20.00%, pro-rata to the Class A-2 and Class A-3 Certificates, concurrently, based on their Certificate Principal Balances thereof, until their respective Certificate Principal Balances are reduced to zero; and

b)  Sequentially, each class’ allocable share of the related Subordinated Principal Distribution Amount, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero;

Remaining Available Funds

1.  From the remaining Available Funds, if any, to pay the Allocated Realized Loss Amounts on the Senior and Subordinate Certificates, on a sequential basis, beginning with the Class A-2 Certificates.

2.  From the remaining Available Funds, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the Required Overcollateralization Amount.

3.  From the remaining Available Funds, if any, to pay the Interest Carry Forward Amounts on the Subordinate Certificates, on a sequential basis.

4.  From the remaining Available Funds, if any, to pay the Basis Risk Carryover Shortfall Amounts on the Offered Certificates.

5.  To pay any remaining amount to the Class C and Class R Certificates.

Transaction Overview (Cont.)

Negative Amortization:
■  Since the Mortgage Loans are subject to negative amortization, the Senior Certificates and the Subordinate Certificates are subject to increases in their principal balances. However, the amount of negative amortization that occurs in each interest accrual period with respect to each mortgage loan will be offset by principal collections for such period. Any negative amortization in excess of principal collections (“Net Deferred Interest”) shall be allocated among the Senior Certificates and the Subordinate Certificates based on the amount of interest accrued on such Class for the related Interest Accrual Period.

The Floor Contract:
■  All Certificates other than the Class P, Class R and Class RX Certificates will have the benefit of the interest rate floor contract. Such interest rate floor contract is intended to partially mitigate the interest rate risk that could result from the difference in (i) the Pass-Through Rate for each Subordinate Certificate based on One Month LIBOR plus the related margin and (ii) the applicable Net WAC Cap Rate. The Floor Contract will have an initial notional amount of $[30,235,480]. With respect to each applicable Distribution Date commencing in [February 2007] and ending after the Distribution Date in [May 2008] the amount payable by the Floor Provider will equal the product of (i) the excess (if any) of (x) the Floor Ceiling Rate (described below in the Preliminary LIBOR Floor Schedule) over (y) the greater of (a) One-Month LIBOR (as determined pursuant to the Floor Contract) and (b) the Floor Strike Rate for such Distribution Date, (ii) the Floor Notional Amount (described below) for that Distribution Date (iii) 250 and (iv) a fraction, the numerator of which is the actual number of days in the related interest accrual period and the denominator of which is 360.

■  The Floor Notional Amount for each Distribution Date will be equal to the lesser of (x) the aggregate certificate principal balance of the certificates that benefit from the interest rate floor immediately preceding such Distribution Date and (y) the amount set forth in the Preliminary LIBOR Floor Schedule below.

■  A separate trust created under the pooling and servicing agreement (the “Floor Contract Reserve Fund”) will hold the Floor Contract. The Floor Contract and any payments made by the Floor Provider thereunder will be assets of the Floor Contract Reserve Fund but will not be assets of any REMIC.

■  On each Distribution Date, the Securities Administrator will distribute to the Senior Certificates, Subordinate Certificates and Class C Certificates all amounts received under the Floor Contract as follows:

(i) to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii) to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates to the extent not covered by excess spread;

(iii) to the Senior Certificates, pro rata, any remaining Allocated Realized Loss Amounts and then to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts after the application of excess spread.

(iv) to the Senior Certificates and the Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Distribution” in an amount necessary to maintain the applicable Overcollateralization Target Amount to the extent not covered by excess spread; provided that any amount paid pursuant to this priority (iv) on any Distribution Date cannot exceed the excess of the sum of all Realized Losses sustained as of such Distribution Date over the sum of all amounts paid pursuant to this priority (iv) on all prior Distribution Dates and all amounts paid pursuant to priority (iii) above on such Distribution date and on all prior Distribution Dates;

(v) to the Senior Certificates, pro rata, based on the remaining Net Rate Shortfalls and then to the Subordinate Certificates, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates an amount equal to any unpaid remaining Net Rate Shortfalls to the extent not covered by excess spread.

Transaction Overview (Cont.)

The Cap Contract:
■  All Certificates other than the Class P, Class R and Class RX Certificates will have the benefit of the interest rate cap contract. Such interest rate cap contract is intended to partially mitigate the interest rate risk that could result from the difference in (i) the Pass-Through Rate for each Subordinate Certificate based on One Month LIBOR plus the related margin and (ii) the applicable Net WAC Cap Rate. With respect to each applicable Distribution Date commencing in [February 2009] and ending after the Distribution Date in [January 2013] the amount payable by the Cap Provider will equal the product of (i) the excess (if any) of (x) the lesser of (a) One-Month LIBOR (as determined pursuant to the Cap Contract) and (b) [9.000]% over (y) the Cap Strike rate (described below in the Preliminary LIBOR Cap Schedule) for such Distribution Date, (ii) the Cap Notional Amount (described below) for that Distribution Date and (iii) a fraction, the numerator of which is the actual number of days in the related interest accrual period and the denominator of which is 360.

■  The Cap Notional Amount for each Distribution Date will be equal to the lesser of (x) the aggregate certificate principal balance of the certificates that benefit from the interest rate cap immediately preceding such Distribution Date and (y) the amount set forth in the Preliminary LIBOR Cap Schedule below.

■  A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Cap Contract. The Cap Contract and any payments made by the Cap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

■  On each Distribution Date, the Securities Administrator will distribute to the Senior Certificates, Subordinate Certificates and Class C Certificates all amounts received under the Cap Contract as follows:

(i) to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii) to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates to the extent not covered by excess spread;

(iii) to the Senior Certificates, pro rata, any remaining Allocated Realized Loss Amounts and then to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts after the application of excess spread.

(iv) to the Senior Certificates and the Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Distribution” in an amount necessary to maintain the applicable Overcollateralization Target Amount to the extent not covered by excess spread; provided that any amount paid pursuant to this priority (iv) on any Distribution Date cannot exceed the excess of the sum of all Realized Losses sustained as of such Distribution Date over the sum of all amounts paid pursuant to this priority (iv) on all prior Distribution Dates and all amounts paid pursuant to priority (iii) above on such Distribution date and on all prior Distribution Dates;

(v) to the Senior Certificates, pro rata, based on the remaining Net Rate Shortfalls and then to the Subordinate Certificates, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates an amount equal to any unpaid remaining Net Rate Shortfalls to the extent not covered by excess spread.

(vi) to the Class C Certificates

Transaction Overview (Cont.)
Overcollateralization Target Amount:
■  With respect to any Distribution Date (a) prior to the Stepdown Date, an amount initially equal to approximately [0.250]% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date building to an amount equal to [0.500]% of the aggregate Stated Principal Balance of the Mortgage Loans and (b) on or after the Stepdown Date, the greater of (i) (x) for any Distribution Date on or after the Stepdown Date but prior to the Distribution Date in [February 2013] an amount equal to [1.250]% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period) and (y) for any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in [February 2013] an amount equal to [1.000]% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period) and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

OC Floor:	■ An amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

Stepdown Date:
■  The earlier of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in February 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately (a) on any Distribution Date prior to the Distribution Date in [February 2013], [24.625]% and (b) on any Distribution Date on or after the Distribution Date in [February] 2013, [19.700]%.

Credit Enhancement Percentage:
■  The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on the Distribution Date.

Credit Enhancement and Stepdown Target Subordination Percentage
Class	(M / S / F)	Initial CE %	CE % On/After Step Down Date and Prior to Distribution Date in [February] 2013	CE % On/After Step Down Date or the Distribution Date in [February] 2013

A	[Aaa/AAA/AAA]	[9.600]%	[24.625]%	[19.700]%
M-1	[Aa1/AA/AA]	[5.250]%	[13.750]%	[11.000]%
M-2	[Aa1/AA-/AA-]	[3.950]%	[10.500]%	[8.400]%
M-3	[Aa1/A+/A+]	[2.800]%	[7.625]%	[6.100]%
M-4	[Aa2/A/A]	[2.250]%	[6.250]%	[5.000]%
M-5	[Aa3/A/A]	[1.900]%	[5.375]%	[4.300]%
M-6	[A1/A-/A-]	[1.450]%	[4.250]%	[3.400]%
M-7	[A3/BBB+/BBB+]	[0.950]%	[3.000]%	[2.400]%
M-8	[Baa1/BBB-/BBB-]	[0.250]%	[1.250]%	[1.000]%

Transaction Overview (Cont.)

Delinquency Trigger Event:
■  With respect to a Distribution Date on or after the Stepdown Date and prior to the Distribution Date in [February] 2012 if the Rolling Sixty Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of [28.43]% and the applicable Credit Enhancement Percentage, then a Delinquency Trigger Event exists.

■  With respect to a Distribution Date on or after the Stepdown Date or the Distribution Date in [February] 2012 if the Rolling Sixty Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of [35.53]% and the applicable Credit Enhancement Percentage, then a Delinquency Trigger Event exists.

Cumulative Loss Trigger Event:
■  With respect to any Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date to (and including) the related due date (reduced by the aggregate amount of subsequent recoveries received from the Cut-off Date through the prepayment period related to that due date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Mortgage Loans, as set forth below, then a Cumulative Loss Trigger Event will exist:

	Distribution Date Occurring in	Percentage
	February 2009 to January 2010	[0.25]%, plus 1/12th of [0.40]% for each month thereafter
	February 2010 to January 2011	[0.65]%, plus 1/12th of [0.45]% for each month thereafter
	February 2011 to January 2012	[1.10]%, plus 1/12th of [0.50]% for each month thereafter
	February 2012 to January 2013	[1.60]%, plus 1/12th of [0.80]% for each month thereafter
	February 2013 and thereafter	[2.40]%

Senior Principal Distribution Amount:
■  For any Distribution Date and Loan Group will equal the excess of: (1) the aggregate Certificate Principal Balance of the related senior certificates immediately prior to such Distribution Date, over (2) the lesser of (A) the product of (i) (x) [75.375]% on any Distribution Date on or after the Stepdown Date and prior to the Distribution Date in February 2013 or (y) [80.300]% on any Distribution date on or after the Stepdown Date and on or after the Distribution Date in February 2013 and (ii) the aggregate Stated Principal Balance of the related Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the related Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period) minus the OC Floor.

Mezzanine Principal Distribution Amount:
■  For any class of subordinated certificates, any Distribution Date and Loan Group will equal the excess of: (1) the sum of: (a) the aggregate Certificate Principal Balance of the related senior certificates (after taking into account the distribution of the related Senior Principal Distribution Amount for such Distribution Date), (b) the related aggregate Certificate Principal Balance of any class(es) of subordinated certificates that are senior to the subject class (in each case, after taking into account the distribution of the applicable Mezzanine Principal Distribution Amount(s) for such more senior class(es) of certificates for such Distribution Date), and (c) the related Certificate Principal Balance of such class of subordinated certificates immediately prior to the subject Distribution Date, over (2) the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of Certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the related Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the related Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related Prepayment Period) minus the OC Floor; provided, however, that if such class of subordinated certificates is the only class of subordinated certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining related Principal Distribution Amount until its Certificate Principal Balance is reduced to zero.

Transaction Overview (Cont.)

Net Rate Shortfall Carry-Forward Amounts:
■  The Offered Certificates and Subordinate Certificates will be entitled to the payment of an amount equal to the sum of (i) the excess, if any, of (a) interest accrued at the Pass-Through Rate for such Class (without giving effect to the related Net WAC Cap Rate) over (b) the amount of interest actually accrued on such Class based on the related Net WAC Cap Rate and (ii) the unpaid portion of any such excess from previous Distribution Dates (and any interest thereon at the Pass-Through Rate for such Class without giving effect to the related Net WAC Cap Rate) (together, the “Net Rate Shortfall Carry-Forward Amounts”).

Optional Termination:
■  The terms of the transaction allow for an option to terminate the Trust, which may be exercised by the Servicer once the aggregate principal balance of the Mortgage Loans is 1% or less of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Allocation of Losses:
■  To the extent not covered by excess interest or overcollateralization, Realized Losses on the Mortgage Loans will be allocated to the most junior class of Certificates outstanding beginning with the Class M-8 Certificates, until the Certificate Principal Balance of the Subordinate Certificates has been reduced to zero.

■ Thereafter, Realized Losses on the Mortgage Loans will be allocated first to the Class A-3 Certificates until reduced to zero, and then to the Class A-2 Certificates.

■  There will be no allocation of Realized Losses to the Class A-1 Certificates. Investors in such Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A-1 Certificates all principal and interest amounts to which they are then entitled.

Preliminary LIBOR Floor Schedule*

Date	Floor Notional ($)	Floor Strike Rate (%)	Floor Ceiling Rate (%)
2/25/2007	30,235,480	5.190	5.290
3/25/2007	30,196,169	5.060	5.290
4/25/2007	30,149,227	4.940	5.260
5/25/2007	30,067,561	4.830	5.130
6/25/2007	0	4.740	5.230

* This floor schedule is preliminary and subject to change

Preliminary LIBOR Cap Schedule*

Date	CapNotional ($)	Cap Strike (%)	Cap Ceiling (%)	Date	CapNotional ($)	Cap Strike (%)	Cap Ceiling (%)
2/25/2007	-	0	0	3/25/2010	566,791,226	7.6228	9.0000
3/25/2007	-	0	0	4/25/2010	544,410,156	7.6204	9.0000
4/25/2007	-	0	0	5/25/2010	522,848,256	7.6012	9.0000
5/25/2007	-	0	0	6/25/2010	502,129,638	7.5403	9.0000
6/25/2007	-	0	0	7/25/2010	482,387,351	7.5735	9.0000
7/25/2007	-	0	0	8/25/2010	463,437,352	7.5524	9.0000
8/25/2007	-	0	0	9/25/2010	445,322,742	7.3608	9.0000
9/25/2007	-	0	0	10/25/2010	427,948,202	7.4966	9.0000
10/25/2007	-	0	0	11/25/2010	411,325,110	7.4089	9.0000
11/25/2007	-	0	0	12/25/2010	395,273,798	7.3693	9.0000
12/25/2007	-	0	0	1/25/2011	379,833,826	7.3101	9.0000
1/25/2008	-	0	0	2/25/2011	365,006,102	7.2491	9.0000
2/25/2008	-	0	0	3/25/2011	350,743,873	7.1852	9.0000
3/25/2008	-	0	0	4/25/2011	337,052,965	7.1188	9.0000
4/25/2008	-	0	0	5/25/2011	323,872,732	7.0502	9.0000
5/25/2008	-	0	0	6/25/2011	311,184,920	6.9783	9.0000
6/25/2008	-	0	0	7/25/2011	298,928,358	6.9038	9.0000
7/25/2008	-	0	0	8/25/2011	287,131,084	6.8255	9.0000
8/25/2008	-	0	0	9/25/2011	275,754,820	6.7439	9.0000
9/25/2008	-	0	0	10/25/2011	264,737,401	6.6602	9.0000
10/25/2008	-	0	0	11/25/2011	254,186,472	6.5712	9.0000
11/25/2008	-	0	0	12/25/2011	244,005,658	6.4786	9.0000
12/25/2008	-	0	0	1/25/2012	234,220,646	6.4227	9.0000
1/25/2009	-	0	0	2/25/2012	224,785,598	6.4168	9.0000
2/25/2009	945,889,947	7.4000	9.0000	3/25/2012	215,457,209	6.4097	9.0000
3/25/2009	909,678,856	7.5000	9.0000	4/25/2012	206,482,074	6.4018	9.0000
4/25/2009	874,847,046	7.5000	9.0000	5/25/2012	197,828,607	6.3935	9.0000
5/25/2009	841,327,615	7.5000	9.0000	6/25/2012	189,523,642	6.3840	9.0000
6/25/2009	809,036,239	7.5000	9.0000	7/25/2012	181,517,064	6.3740	9.0000
7/25/2009	777,928,326	7.5000	9.0000	8/25/2012	173,836,713	6.3629	9.0000
8/25/2009	747,990,929	7.5000	9.0000	9/25/2012	166,452,639	6.3508	9.0000
9/25/2009	719,147,603	7.5000	9.0000	10/25/2012	159,272,054	6.3385	9.0000
10/25/2009	691,260,052	7.5000	9.0000	11/25/2012	152,364,812	6.3247	9.0000
11/25/2009	664,523,853	7.5000	9.0000	12/25/2012	145,664,348	6.3151	9.0000
12/25/2009	638,741,258	7.5000	9.0000	1/25/2013	138,981,973	6.2999	9.0000
1/25/2010	613,956,190	7.8849	9.0000	2/25/2013	-	0.0000	0.0000
2/25/2010	590,063,983	7.6178	9.0000

* This cap schedule is preliminary and subject to change

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

WL ARM Trading
Adam Yarnold	212-250-2669
Sam Warren	212-250-2669

MBS Banking
Susan Valenti	212-250-3455
Roxana McKinney	212-250-0848

MBS Analytics
Alex Lee	212-250-7826
Fan Huang	212-250-5470

Deutsche Bank @
AHMAT 2007-1
Prelim Collateral Analysis
All records
3,832 records
Balance: 1,505,808,827

Selection Criteria: All records
Table of Contents

1. Summary Statistics
2. Originator
3. Servicer
4. Current Principal Balance ($)
5. Original Principal Balance ($)
6. Mortgage Rate (%)
7. Original Terms (mos.)
8. Remaining Terms (mos.)
9. Seasoning (mos.)
10. Lien Position
11. First Liens with Junior Liens
12. Original Loan-to-Value Ratio (%)
13. Ratio (%) (Second Liens Only)
14. Combined Original Loan-to-Value Ratio (%) Frequency
15. Effective Loan-to-Value Ratio (%)
16. LTV gt 80, PMI
17. Geographic Distribution by State
18. Geographic Distribution by MSA
19. Adjustment Type
20. Product Type
21. Interest Only
22. Interest Only Term
23. Property Type
24. Number of Units
25. Occupancy
26. Loan Purpose
27. Documentation Level as Provided
28. Documentation Level
29. Documentation Level (S&P)
30. Appraisal Type (S&P)
31. Credit Grade
32. FICO Score
33. Back Ratio
34. Prepay Flag
35. Prepayment Penalty Detail
36. Prepayment Penalty Months
37. Flag
38. Flag
39. Index Type (ARM Only)
40. Margin (%) (ARM Only)
41. Periodic Cap (%) (ARM Only)
42. Initial Periodic Cap (%) (ARM Only)
43. Maximum Mortgage Rates (%) (ARM Only)
44. Lifetime Rate Cap (%) (ARM Only)
45. Minimum Mortgage Rates (%) (ARM Only)
46. Next Rate Adjustment Date (ARM Only)
47. Original Months to Next Rate Adjustment (ARM Only)
48. Months to Next Rate Adjustment (ARM Only)
49. Negam Cap (Negam Loans Only)
50. Monthly Payments ($)
51. Origination Date
52. First Payment Date
53. Maturity Date
54. Payment Day

1. Summary Statistics

As-of / Cut-off Date: 2007-01-01
Delinquency / Cut-off Date: 2007-01-01
Number of Loans: 3,832
Total Current Balance: 1,505,808,826.71
Maximum Balance: 7,342,000.00
Minimum Balance: 37,774.71
Average Current Balance: 392,956.37
Weighted Average Coupon: 8.479
Weighted Average Lender Paid MI: 0.194
Weighted Average Net Coupon: 7.901
Maximum Coupon: 10.550
Minimum Coupon: 6.903
Weighted Average Margin: 3.598
Weighted Average Maximum Rate: 10.176
Weighted Average Minimum Rate: 3.598
Weighted Average Months to Roll: 1
Weighted Average Original Term: 435.04
Weighted Average Original IO Term: 120.00
Weighted Average Remaining Term: 433.93
Weighted Average Seasoning: 1.11
Top 5 States: CA(39%),FL(18%),NY(6%),WA(4%),AZ(4%)
Top 5 Zip Codes: 10014(1%),33914(0%),11962(0%),95060(0%),94509(0%)
Weighted Average FICO Score: 710.2
Weighted Average Orig LTV: 78.35
Weighted Average Orig Frequency CLTV: 78.74
% of portfolio with LTV over 80%: 30.28
% of portfolio with LTV over 80% & no MI: 0.28
% with LPMI: 26.67
Weighted Average LPMI: 0.729
% of portfolio Conforming: 45.57
% of portfolio Jumbo: 54.43
% of portfolio with Full/Alt Docs: 17.22
% Owner Occupied: 77.6
% Fixed Rate: 0.0
% IO: 0.2
% Seconds: 0.0
% of Total Pool - Simultaneous Seconds: 3.7
% of Total Pool - Prepays: 77.2
Non-zero Weighted Average Prepay Penalty Term: 28

Top

2. Originator

Top

3. Servicer

				Weighted
			% of	Average
	Number	Current	Current	Original
	of	Principal	Principal	Frequency	FICO
Servicer	Loans	Balance	Balance	CLTV	Score
AHM	3,832	1,505,808,826.71	100.00	78.74	710.2
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2

Top

4. Current Principal Balance ($)

				Weighted
			% of	Average
Current	Number	Current	Current	Original
Principal	of	Principal	Principal	Frequency	FICO
Balance ($)	Loans	Balance	Balance	CLTV	Score
20,000.01 - 40,000.00	1	37,774.71	0.00	80.00	688.0
40,000.01 - 60,000.00	16	861,174.66	0.06	65.92	715.3
60,000.01 - 80,000.00	23	1,614,193.83	0.11	78.06	708.2
80,000.01 - 100,000.00	46	4,245,273.89	0.28	70.74	700.2
100,000.01 - 120,000.00	82	8,985,394.80	0.60	75.76	722.7
120,000.01 - 140,000.00	106	13,828,039.77	0.92	74.87	709.1
140,000.01 - 160,000.00	136	20,516,890.62	1.36	77.17	713.4
160,000.01 - 180,000.00	180	30,549,602.96	2.03	75.93	714.8
180,000.01 - 200,000.00	188	35,639,481.57	2.37	78.84	706.2
200,000.01 - 220,000.00	177	37,046,323.96	2.46	78.80	717.5
220,000.01 - 240,000.00	179	41,119,060.59	2.73	80.78	714.1
240,000.01 - 260,000.00	182	45,325,068.58	3.01	80.26	711.9
260,000.01 - 280,000.00	205	55,417,602.33	3.68	81.31	708.1
280,000.01 - 300,000.00	177	51,213,817.58	3.40	80.89	707.1
300,000.01 - 320,000.00	200	61,785,329.91	4.10	79.76	710.8
320,000.01 - 340,000.00	162	53,196,361.66	3.53	80.36	704.0
340,000.01 - 360,000.00	150	52,478,723.69	3.49	80.00	707.0
360,000.01 - 380,000.00	144	53,133,432.14	3.53	80.31	703.5
380,000.01 - 400,000.00	117	45,537,310.65	3.02	81.52	707.4
400,000.01 - 420,000.00	142	58,085,713.59	3.86	79.25	706.2
420,000.01 - 440,000.00	98	42,080,480.30	2.79	82.02	707.4
440,000.01 - 460,000.00	112	50,368,453.86	3.34	81.26	710.3
460,000.01 - 480,000.00	96	45,101,814.04	3.00	83.25	704.5
480,000.01 - 500,000.00	109	53,466,791.46	3.55	82.11	703.5
500,000.01 - 520,000.00	94	47,657,773.74	3.16	81.36	709.9
520,000.01 - 540,000.00	59	31,191,343.63	2.07	80.71	718.9
540,000.01 - 560,000.00	50	27,420,005.68	1.82	82.11	712.0
560,000.01 - 580,000.00	49	27,968,764.16	1.86	83.43	711.7
580,000.01 - 600,000.00	43	25,415,672.88	1.69	79.01	716.5
600,000.01 - 620,000.00	54	32,878,773.57	2.18	81.89	704.3
620,000.01 - 640,000.00	41	25,850,619.77	1.72	83.39	706.1
640,000.01 - 660,000.00	57	37,000,239.51	2.46	78.67	717.8
660,000.01 - 680,000.00	14	9,385,730.15	0.62	78.69	743.7
680,000.01 - 700,000.00	21	14,436,936.01	0.96	76.91	705.8
700,000.01 - 720,000.00	16	11,369,534.20	0.76	77.54	694.0
720,000.01 - 740,000.00	21	15,320,188.07	1.02	81.08	729.2
740,000.01 - 760,000.00	17	12,759,534.13	0.85	79.42	718.6
760,000.01 - 780,000.00	15	11,539,366.15	0.77	77.31	719.0
780,000.01 - 800,000.00	9	7,130,383.33	0.47	76.63	704.4
800,000.01 - 820,000.00	12	9,707,290.10	0.64	80.91	718.3
820,000.01 - 840,000.00	10	8,295,901.94	0.55	71.61	738.9
840,000.01 - 860,000.00	11	9,393,385.62	0.62	75.12	709.4
860,000.01 - 880,000.00	11	9,576,386.64	0.64	79.43	720.8
880,000.01 - 900,000.00	10	8,895,662.74	0.59	72.45	721.7
900,000.01 - 920,000.00	10	9,075,586.84	0.60	77.65	712.5
920,000.01 - 940,000.00	10	9,281,826.35	0.62	71.52	724.9
940,000.01 - 960,000.00	15	14,208,889.82	0.94	74.93	713.2
960,000.01 - 980,000.00	10	9,688,936.92	0.64	81.24	728.8
980,000.01 - 1,000,000.00	7	6,946,570.15	0.46	77.02	720.4
1,000,000.01 - 1,020,000.00	19	19,073,473.49	1.27	70.75	707.6
1,020,000.01 - 1,040,000.00	2	2,063,287.23	0.14	72.44	676.5
1,040,000.01 - 1,060,000.00	4	4,211,556.06	0.28	73.28	720.9
1,060,000.01 - 1,080,000.00	5	5,338,900.26	0.35	74.33	706.6
1,080,000.01 - 1,100,000.00	1	1,089,088.77	0.07	78.95	723.0
1,100,000.01 - 1,120,000.00	4	4,450,959.56	0.30	75.47	748.9
1,120,000.01 - 1,140,000.00	4	4,498,728.62	0.30	72.50	722.0
1,140,000.01 - 1,160,000.00	1	1,145,265.00	0.08	73.68	646.0
1,160,000.01 - 1,180,000.00	6	7,024,147.36	0.47	74.68	708.8
1,180,000.01 - 1,200,000.00	2	2,377,176.40	0.16	61.46	731.8
1,200,000.01 - 1,220,000.00	5	6,038,463.39	0.40	73.31	715.4
1,220,000.01 - 1,240,000.00	1	1,239,423.69	0.08	65.00	651.0
1,240,000.01 - 1,260,000.00	5	6,238,687.08	0.41	73.52	716.6
1,260,000.01 - 1,280,000.00	3	3,818,800.51	0.25	70.76	717.2
1,280,000.01 - 1,300,000.00	2	2,595,786.11	0.17	74.99	691.5
1,300,000.01 - 1,320,000.00	1	1,307,377.17	0.09	79.15	660.0
1,320,000.01 - 1,340,000.00	3	3,985,207.63	0.26	75.89	695.4
1,340,000.01 - 1,360,000.00	1	1,350,000.00	0.09	75.00	721.0
1,360,000.01 - 1,380,000.00	4	5,479,321.47	0.36	74.00	720.4
1,380,000.01 - 1,400,000.00	1	1,385,662.29	0.09	80.00	731.0
1,400,000.01 - 1,420,000.00	3	4,223,572.08	0.28	71.22	713.0
1,420,000.01 - 1,440,000.00	6	8,579,911.12	0.57	72.16	718.8
1,440,000.01 - 1,460,000.00	2	2,905,889.43	0.19	68.83	716.0
1,460,000.01 - 1,480,000.00	3	4,401,179.51	0.29	76.14	740.4
1,480,000.01 - 1,500,000.00	1	1,495,318.05	0.10	61.22	702.0
1,500,000.01 - 1,520,000.00	6	9,043,710.66	0.60	68.88	700.8
1,580,000.01 - 1,600,000.00	1	1,592,530.19	0.11	70.00	733.0
1,600,000.01 - 1,620,000.00	3	4,834,375.60	0.32	75.00	720.4
1,620,000.01 - 1,640,000.00	1	1,625,212.04	0.11	64.72	785.0
1,660,000.01 - 1,680,000.00	1	1,675,365.66	0.11	78.00	760.0
1,680,000.01 - 1,700,000.00	1	1,696,308.86	0.11	65.00	642.0
1,700,000.01 - 1,720,000.00	2	3,410,311.91	0.23	59.30	681.5
1,720,000.01 - 1,740,000.00	1	1,727,610.16	0.11	70.00	797.0
1,740,000.01 - 1,760,000.00	2	3,506,314.67	0.23	73.79	725.5
1,760,000.01 - 1,780,000.00	1	1,766,535.35	0.12	80.00	720.0
1,800,000.01 - 1,820,000.00	2	3,618,695.37	0.24	67.15	696.0
1,820,000.01 - 1,840,000.00	1	1,827,429.94	0.12	70.00	694.0
1,880,000.01 - 1,900,000.00	1	1,896,192.92	0.13	70.00	689.0
1,900,000.01 - 1,920,000.00	1	1,914,651.31	0.13	70.00	691.0
1,940,000.01 - 1,960,000.00	1	1,955,689.15	0.13	67.24	731.0
1,960,000.01 - 1,980,000.00	1	1,964,567.48	0.13	65.00	683.0
2,000,000.01 >=	23	61,406,729.91	4.08	69.15	698.5
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 37,774.71
Maximum: 7,342,000.00
Average: 392,956.37

Top

5. Original Principal Balance ($)

				Weighted
			% of	Average
Original	Number	Current	Current	Original
Principal	of	Principal	Principal	Frequency	FICO
Balance ($)	Loans	Balance	Balance	CLTV	Score
20,001 - 40,000	1	37,774.71	0.00	80.00	688.0
40,001 - 60,000	18	981,651.84	0.07	67.65	714.9
60,001 - 80,000	22	1,574,408.44	0.10	77.07	705.2
80,001 - 100,000	53	4,967,731.06	0.33	68.29	704.1
100,001 - 120,000	82	9,146,937.61	0.61	76.31	719.2
120,001 - 140,000	106	13,988,489.47	0.93	75.92	712.3
140,001 - 160,000	138	20,997,501.05	1.39	76.69	712.6
160,001 - 180,000	189	32,377,485.83	2.15	76.00	712.1
180,001 - 200,000	192	36,824,261.15	2.45	78.60	709.8
200,001 - 220,000	171	36,190,254.00	2.40	78.88	715.7
220,001 - 240,000	181	41,932,733.34	2.78	80.87	713.8
240,001 - 260,000	183	45,973,019.38	3.05	80.63	713.6
260,001 - 280,000	207	56,375,603.18	3.74	81.71	705.8
280,001 - 300,000	198	57,979,461.43	3.85	79.77	709.2
300,001 - 320,000	187	58,473,256.44	3.88	79.87	708.0
320,001 - 340,000	153	50,727,133.95	3.37	80.47	704.5
340,001 - 360,000	156	55,071,922.93	3.66	80.99	708.0
360,001 - 380,000	135	50,240,565.45	3.34	79.77	701.3
380,001 - 400,000	131	51,522,698.43	3.42	79.85	707.0
400,001 - 420,000	128	52,817,991.49	3.51	80.87	706.4
420,001 - 440,000	100	43,329,454.79	2.88	81.91	713.4
440,001 - 460,000	108	48,919,143.75	3.25	81.89	707.2
460,001 - 480,000	102	48,320,664.34	3.21	82.81	703.6
480,001 - 500,000	131	64,952,652.50	4.31	82.25	707.5
500,001 - 520,000	66	33,922,919.70	2.25	79.55	711.2
520,001 - 540,000	59	31,510,165.78	2.09	82.39	715.7
540,001 - 560,000	44	24,377,086.49	1.62	81.14	704.0
560,001 - 580,000	43	24,666,912.38	1.64	83.63	721.5
580,001 - 600,000	58	34,529,294.20	2.29	77.93	711.4
600,001 - 620,000	38	23,300,856.03	1.55	84.96	706.1
620,001 - 640,000	52	32,975,545.75	2.19	82.03	710.1
640,001 - 660,000	47	30,659,266.03	2.04	78.91	714.7
660,001 - 680,000	17	11,514,561.91	0.76	77.96	732.9
680,001 - 700,000	18	12,469,949.56	0.83	74.42	700.3
700,001 - 720,000	19	13,615,065.97	0.90	79.18	705.9
720,001 - 740,000	18	13,231,512.00	0.88	83.58	733.6
740,001 - 760,000	19	14,365,911.83	0.95	79.49	728.0
760,001 - 780,000	9	6,966,748.61	0.46	73.95	698.1
780,001 - 800,000	14	11,146,201.85	0.74	76.84	712.5
800,001 - 820,000	8	6,512,205.18	0.43	82.78	711.5
820,001 - 840,000	9	7,475,168.34	0.50	70.94	742.5
840,001 - 860,000	13	11,126,323.11	0.74	75.10	713.8
860,001 - 880,000	13	11,376,985.53	0.76	80.28	722.3
880,001 - 900,000	12	10,787,786.70	0.72	74.36	720.5
900,001 - 920,000	7	6,416,470.84	0.43	73.05	717.0
920,001 - 940,000	13	12,172,865.73	0.81	71.79	705.5
940,001 - 960,000	14	13,365,939.66	0.89	78.54	730.9
960,001 - 980,000	7	6,842,453.39	0.45	79.64	722.1
980,001 - 1,000,000	24	24,051,893.61	1.60	71.81	708.1
1,000,001 - 1,020,000	1	1,023,287.23	0.07	80.00	674.0
1,020,001 - 1,040,000	2	2,083,698.35	0.14	65.00	677.0
1,040,001 - 1,060,000	5	5,296,104.21	0.35	77.61	727.0
1,060,001 - 1,080,000	3	3,210,653.76	0.21	70.56	702.0
1,080,001 - 1,100,000	1	1,089,088.77	0.07	78.95	723.0
1,100,001 - 1,120,000	8	8,949,688.18	0.59	73.98	735.4
1,140,001 - 1,160,000	4	4,640,590.18	0.31	75.79	699.5
1,160,001 - 1,180,000	4	4,712,286.39	0.31	67.85	718.6
1,180,001 - 1,200,000	5	6,013,764.11	0.40	73.33	709.6
1,200,001 - 1,220,000	1	1,218,411.47	0.08	70.00	721.0
1,220,001 - 1,240,000	3	3,723,665.70	0.25	73.34	696.0
1,240,001 - 1,260,000	4	5,019,372.43	0.33	70.66	731.2
1,260,001 - 1,280,000	2	2,553,873.15	0.17	71.14	687.0
1,280,001 - 1,300,000	2	2,595,786.11	0.17	74.99	691.5
1,300,001 - 1,320,000	1	1,307,377.17	0.09	79.15	660.0
1,320,001 - 1,340,000	3	3,985,207.63	0.26	75.89	695.4
1,340,001 - 1,360,000	1	1,350,000.00	0.09	75.00	721.0
1,360,001 - 1,380,000	5	6,864,983.76	0.46	75.21	722.6
1,380,001 - 1,400,000	3	4,223,572.08	0.28	71.22	713.0
1,400,001 - 1,420,000	2	2,852,152.85	0.19	69.91	722.1
1,420,001 - 1,440,000	4	5,727,758.27	0.38	73.28	717.2
1,440,001 - 1,460,000	3	4,367,003.73	0.29	72.04	712.3
1,460,001 - 1,480,000	2	2,940,065.21	0.20	75.00	758.0
1,480,001 - 1,500,000	6	9,024,702.60	0.60	67.65	707.3
1,500,001 - 1,520,000	1	1,514,326.11	0.10	68.64	663.0
1,580,001 - 1,600,000	2	3,195,488.52	0.21	72.51	723.5
1,600,001 - 1,620,000	3	4,856,629.31	0.32	71.56	744.1
1,660,001 - 1,680,000	1	1,675,365.66	0.11	78.00	760.0
1,680,001 - 1,700,000	3	5,106,620.77	0.34	61.19	668.4
1,700,001 - 1,720,000	1	1,727,610.16	0.11	70.00	797.0
1,740,001 - 1,760,000	3	5,272,850.02	0.35	75.87	723.7
1,780,001 - 1,800,000	1	1,806,031.26	0.12	64.29	708.0
1,800,001 - 1,820,000	2	3,640,094.05	0.24	70.00	689.0
1,880,001 - 1,900,000	1	1,896,192.92	0.13	70.00	689.0
1,900,001 - 1,920,000	1	1,914,651.31	0.13	70.00	691.0
1,940,001 - 1,960,000	2	3,920,256.63	0.26	66.12	706.9
1,980,001 - 2,000,000	3	6,026,347.64	0.40	67.49	726.0
2,000,001 >=	20	55,380,382.27	3.68	69.33	695.5
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 37,600.00
Maximum: 7,342,000.00
Average: 391,518.47
Total: 1,500,298,794.80

Top

6. Mortgage Rate (%)

				Weighted
			% of	Average
	Number	Current	Current	Original
Mortgage	of	Principal	Principal	Frequency	FICO
Rate (%)	Loans	Balance	Balance	CLTV	Score
6.500 - 6.999	2	548,860.58	0.04	80.00	682.7
7.000 - 7.499	67	33,857,560.54	2.25	76.22	708.8
7.500 - 7.999	625	273,794,699.93	18.18	74.75	717.0
8.000 - 8.499	1,247	522,929,669.35	34.73	75.41	712.8
8.500 - 8.999	1,153	417,096,338.65	27.70	78.67	707.1
9.000 - 9.499	499	175,393,761.34	11.65	89.73	713.9
9.500 - 9.999	212	72,686,862.10	4.83	91.23	679.8
10.000 - 10.499	24	8,392,390.67	0.56	90.81	685.2
10.500 - 10.999	3	1,108,683.55	0.07	89.63	659.3
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 6.903
Maximum: 10.550
Weighted Average: 8.479

Top

7. Original Terms (mos.)

				Weighted
			% of	Average
Original	Number	Current	Current	Original
Terms	of	Principal	Principal	Frequency	FICO
(mos.)	Loans	Balance	Balance	CLTV	Score
301 - 360	1,508	564,203,485.22	37.47	77.71	708.7
361 >=	2,324	941,605,341.49	62.53	79.36	711.1
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 360
Maximum: 480
Weighted Average: 435.04

Top

8. Remaining Terms (mos.)

				Weighted
			% of	Average
Remaining	Number	Current	Current	Original
Terms	of	Principal	Principal	Frequency	FICO
(mos.)	Loans	Balance	Balance	CLTV	Score
301 - 360	1,508	564,203,485.22	37.47	77.71	708.7
361 >=	2,324	941,605,341.49	62.53	79.36	711.1
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 356
Maximum: 480
Weighted Average: 433.93

Top

9. Seasoning (mos.)

				Weighted
			% of	Average
	Number	Current	Current	Original
Seasoning	of	Principal	Principal	Frequency	FICO
(mos.)	Loans	Balance	Balance	CLTV	Score
0	57	19,390,048.04	1.29	79.98	700.8
1	3,379	1,323,329,911.77	87.88	78.80	710.2
2	370	147,045,320.99	9.77	78.51	710.2
3	23	15,225,881.08	1.01	74.79	720.1
4	3	817,664.83	0.05	73.46	738.2
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 0
Maximum: 4
Weighted Average: 1.11

Top

10. Lien Position

				Weighted
			% of	Average
	Number	Current	Current	Original
Lien	of	Principal	Principal	Frequency	FICO
Position	Loans	Balance	Balance	CLTV	Score
1st Lien	3,832	1,505,808,826.71	100.00	78.74	710.2
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2

Top

11. First Liens with Junior Liens

				Weighted
			% of	Average
	Number	Current	Current	Original
First Liens with	of	Principal	Principal	Frequency	FICO
Junior Liens	Loans	Balance	Balance	CLTV	Score
N	3,726	1,450,460,343.19	96.32	78.47	710.1
Y	106	55,348,483.52	3.68	85.85	713.8
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2

Top

12. Original Loan-to-Value Ratio (%)

				Weighted
			% of	Average
	Number	Current	Current	Original
Original	of	Principal	Principal	Frequency	FICO
Loan-to-Value Ratio (%)	Loans	Balance	Balance	CLTV	Score
<= 50.00	137	36,274,228.66	2.41	41.38	721.4
50.01 - 55.00	62	22,754,529.93	1.51	54.25	708.0
55.01 - 60.00	84	42,992,358.45	2.86	58.61	700.0
60.01 - 65.00	145	76,272,856.91	5.07	63.78	697.4
65.01 - 70.00	247	137,133,477.92	9.11	69.23	701.8
70.01 - 75.00	617	244,379,002.67	16.23	74.38	705.6
75.01 - 80.00	1,222	490,079,109.94	32.55	80.31	715.1
80.01 - 85.00	107	37,091,098.79	2.46	83.88	695.9
85.01 - 90.00	827	294,436,795.82	19.55	89.55	710.5
90.01 - 95.00	259	87,849,052.76	5.83	94.44	714.1
95.01 - 100.00	125	36,546,314.86	2.43	99.72	738.2
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 13.39
Maximum: 100.00
Weighted Average by Original Balance: 78.35
Weighted Average by Current Balance: 78.35

Top

13. Ratio (%) (Second Liens Only)

Top

14. Combined Original Loan-to-Value Ratio (%) Frequency

				Weighted
Combined			% of	Average
Original	Number	Current	Current	Original
Loan-to-Value Ratio (%)	of	Principal	Principal	Frequency	FICO
Frequency	Loans	Balance	Balance	CLTV	Score
<= 50.00	135	35,772,113.99	2.38	41.18	721.6
50.01 - 55.00	59	20,512,632.39	1.36	52.91	705.8
55.01 - 60.00	85	41,988,107.21	2.79	58.32	696.4
60.01 - 65.00	142	74,929,450.47	4.98	63.58	697.2
65.01 - 70.00	245	137,277,267.62	9.12	68.86	702.8
70.01 - 75.00	614	242,811,632.89	16.12	74.18	705.2
75.01 - 80.00	1,143	451,765,599.27	30.00	79.44	715.9
80.01 - 85.00	111	38,917,985.05	2.58	83.86	697.3
85.01 - 90.00	908	334,092,644.50	22.19	89.56	710.1
90.01 - 95.00	265	91,195,078.46	6.06	94.46	714.9
95.01 - 100.00	125	36,546,314.86	2.43	99.72	738.2
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 14.23
Maximum: 100.00
Weighted Average by Original Balance: 78.74
Weighted Average by Current Balance: 78.74

Top

15. Effective Loan-to-Value Ratio (%)

				Weighted
			% of	Average
Effective	Number	Current	Current	Original
Loan-to-Value	of	Principal	Principal	Frequency	FICO
Ratio (%)	Loans	Balance	Balance	CLTV	Score
10.01 - 15.00	3	975,042.57	0.06	16.68	729.9
15.01 - 20.00	2	351,072.65	0.02	16.53	741.9
20.01 - 25.00	6	881,487.58	0.06	28.14	732.2
25.01 - 30.00	10	2,809,323.70	0.19	29.40	742.0
30.01 - 35.00	15	2,782,635.58	0.18	33.11	732.7
35.01 - 40.00	22	6,058,539.73	0.40	38.15	722.5
40.01 - 45.00	27	6,737,677.66	0.45	43.76	717.8
45.01 - 50.00	52	15,678,449.19	1.04	48.06	715.3
50.01 - 55.00	62	22,754,529.93	1.51	54.25	708.0
55.01 - 60.00	85	43,104,085.16	2.86	58.68	700.2
60.01 - 65.00	357	145,761,883.63	9.68	78.55	712.3
65.01 - 70.00	1,283	499,390,722.84	33.16	84.59	707.8
70.01 - 75.00	674	262,880,009.24	17.46	75.15	705.0
75.01 - 80.00	1,225	491,433,050.61	32.64	80.34	715.1
85.01 - 90.00	9	4,210,316.64	0.28	89.09	710.1
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 13.39
Maximum: 90.00
Weighted Average by Original Balance: 71.17
Weighted Average by Current Balance: 71.17

Top

16. LTV gt 80, PMI

				Weighted
			% of	Average
	Number	Current	Current	Original
	of	Principal	Principal	Frequency	FICO
LTV gt 80, PMI	Loans	Balance	Balance	CLTV	Score
No Insurance	9	4,210,316.64	0.92	89.09	710.1
General Electric	1	443,942.15	0.10	95.00	702.0
Mtge Guaranty Ins Co	289	92,274,437.54	20.24	93.45	710.4
PMI	1	406,369.77	0.09	84.48	702.0
Republic Mtge Ins Co	1	408,230.72	0.09	89.78	719.0
Triad Guaranty Ins	874	307,548,275.48	67.46	90.40	719.2
Radian Guaranty	128	45,785,435.91	10.04	88.90	669.9
UGIC	15	4,846,254.02	1.06	89.76	702.7
Total:	1,318	455,923,262.23	100.00	90.84	712.2

Top

17. Geographic Distribution by State

				Weighted
			% of	Average
Geographic	Number	Current	Current	Original
Distribution	of	Principal	Principal	Frequency	FICO
by State	Loans	Balance	Balance	CLTV	Score
California	1,245	592,040,362.85	39.32	78.39	711.4
Florida	803	274,266,288.78	18.21	79.39	709.0
New York	131	86,936,457.54	5.77	72.20	699.6
Washington	190	65,683,909.91	4.36	82.59	715.5
Arizona	200	62,648,160.95	4.16	80.23	712.2
Virginia	158	58,676,749.86	3.90	79.65	703.9
Illinois	157	46,979,791.60	3.12	79.96	714.5
Maryland	137	45,236,496.83	3.00	79.27	708.0
Nevada	99	37,672,457.28	2.50	81.39	715.8
Oregon	96	30,304,551.65	2.01	81.87	725.9
New Jersey	51	22,465,373.64	1.49	76.17	704.6
Massachusetts	40	17,135,489.11	1.14	71.65	705.6
Connecticut	46	17,089,881.93	1.13	72.64	699.8
Colorado	37	16,513,453.03	1.10	78.47	715.4
North Carolina	41	14,411,371.76	0.96	79.55	708.2
Michigan	48	13,554,474.19	0.90	77.04	707.2
Hawaii	22	11,613,045.68	0.77	75.63	715.5
Georgia	41	11,059,678.15	0.73	84.56	694.9
Pennsylvania	34	10,998,501.06	0.73	83.46	719.4
Minnesota	32	9,712,217.71	0.64	82.03	686.4
South Carolina	27	9,486,064.44	0.63	78.66	719.8
Utah	32	9,251,967.57	0.61	83.17	717.6
Rhode Island	11	4,708,035.46	0.31	72.97	711.7
Ohio	26	4,488,535.17	0.30	84.68	734.3
Idaho	16	4,426,936.04	0.29	74.88	705.6
District of Columbia	15	4,109,733.22	0.27	76.72	700.7
Texas	17	3,799,956.68	0.25	88.74	720.0
Wisconsin	14	2,830,642.82	0.19	87.06	700.7
Missouri	11	2,606,202.56	0.17	83.94	726.2
New Mexico	4	2,337,794.92	0.16	71.75	686.3
Delaware	9	2,107,108.70	0.14	84.07	731.1
Tennessee	7	1,638,271.44	0.11	84.94	755.1
Louisiana	2	1,603,219.31	0.11	62.72	697.0
Kentucky	7	1,385,023.54	0.09	91.87	722.9
Oklahoma	3	1,164,088.34	0.08	68.24	723.3
South Dakota	7	1,113,500.78	0.07	88.13	708.6
Alaska	3	973,962.67	0.06	78.76	667.4
Kansas	4	885,799.19	0.06	91.93	693.8
Indiana	3	805,586.42	0.05	90.00	735.1
Alabama	3	424,880.20	0.03	80.34	709.5
Montana	2	388,199.73	0.03	79.62	675.8
Mississippi	1	274,604.00	0.02	83.33	684.0
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Number of States Represented: 42

Top

18. Geographic Distribution by MSA

				Weighted
			% of	Average
Geographic	Number	Current	Current	Original
Distribution	of	Principal	Principal	Frequency	FICO
by MSA	Loans	Balance	Balance	CLTV	Score
Oakland CA PMSA	200	103,832,932.58	6.90	79.75	718.7
Rural	265	90,131,005.08	5.99	78.26	712.1
Los Angeles-Long Beach CA PMSA	147	72,823,110.67	4.84	75.41	710.1
Washington DC-MD-VA-WV PMSA	159	61,637,323.65	4.09	79.44	700.7
Riverside-San Bernardino CA PMSA	144	55,249,325.43	3.67	79.94	699.7
Miami FL PMSA	126	53,286,984.99	3.54	80.88	703.2
Phoenix-Mesa AZ MSA	163	53,193,155.44	3.53	80.04	713.0
Sacramento CA PMSA	137	51,698,406.42	3.43	81.47	706.9
New York NY PMSA	75	45,917,053.66	3.05	73.22	707.0
Chicago IL PMSA	147	45,233,190.41	3.00	79.81	714.8
San Jose CA PMSA	80	44,585,015.63	2.96	78.23	716.0
San Diego CA MSA	84	39,927,088.36	2.65	78.60	700.4
Seattle-Bellevue-Everett WA PMSA	98	38,805,503.50	2.58	82.39	718.4
Nassau-Suffolk NY PMSA	47	38,522,648.28	2.56	70.35	691.9
Fort Lauderdale FL PMSA	114	37,059,449.67	2.46	78.42	710.2
San Francisco CA PMSA	48	36,665,779.00	2.43	74.59	731.0
Orange County CA PMSA	54	34,123,969.10	2.27	76.65	717.6
West Palm Beach-Boca Raton FL MSA	87	29,709,300.89	1.97	77.82	698.8
Orlando FL MSA	101	28,975,140.54	1.92	84.33	715.0
Las Vegas NV-AZ MSA	74	26,018,161.30	1.73	79.94	712.7
Tampa-St. Petersburg-Clearwater FL MSA	96	23,896,207.44	1.59	81.49	719.0
Naples FL MSA	46	22,471,490.39	1.49	78.22	712.7
Sarasota-Bradenton FL MSA	46	21,490,495.20	1.43	72.09	705.5
Portland - Vancouver OR-WA PMSA	67	20,452,430.83	1.36	82.98	716.9
Baltimore MD PMSA	54	20,126,576.78	1.34	78.41	711.1
Other	1,173	409,977,081.47	27.23	79.33	709.7
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Number of States Represented: 42

Top

19. Adjustment Type

				Weighted
			% of	Average
	Number	Current	Current	Original
	of	Principal	Principal	Frequency	FICO
Adjustment Type	Loans	Balance	Balance	CLTV	Score
ARM	3,832	1,505,808,826.71	100.00	78.74	710.2
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2

Top

20. Product Type

				Weighted
			% of	Average
	Number	Current	Current	Original
Product	of	Principal	Principal	Frequency	FICO
Type	Loans	Balance	Balance	CLTV	Score
ARM - 1 Month-IO	8	2,640,190.47	0.18	74.41	696.8
ARM - 5 Year/1 Month 40/40 - Negam	379	144,415,161.14	9.59	80.80	707.3
ARM - 5 Year/1 Month - Negam	303	107,017,974.05	7.11	77.89	703.4
ARM - 1 Month 40/40 - Negam	1,942	796,003,609.14	52.86	79.10	711.8
ARM - 1 Month - Negam	1,194	453,755,726.01	30.13	77.69	710.0
ARM - 6 Month 40/40 - Negam	3	1,186,571.21	0.08	75.96	718.5
ARM - 1 Year - Negam	3	789,594.69	0.05	74.08	725.8
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2

Top

21. Interest Only

				Weighted
			% of	Average
	Number	Current	Current	Original
	of	Principal	Principal	Frequency	FICO
Interest Only	Loans	Balance	Balance	CLTV	Score
N	3,824	1,503,168,636.24	99.82	78.75	710.2
Y	8	2,640,190.47	0.18	74.41	696.8
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2

Top

22. Interest Only Term

				Weighted
			% of	Average
	Number	Current	Current	Original
	of	Principal	Principal	Frequency	FICO
Interest Only Term	Loans	Balance	Balance	CLTV	Score
0	3,824	1,503,168,636.24	99.82	78.75	710.2
120	8	2,640,190.47	0.18	74.41	696.8
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2

Top

23. Property Type

				Weighted
			% of	Average
	Number	Current	Current	Original
Property	of	Principal	Principal	Frequency	FICO
Type	Loans	Balance	Balance	CLTV	Score
Single Family Residence	2,412	949,300,799.46	63.04	78.02	707.4
PUD	774	319,193,892.77	21.20	80.93	712.5
Condo	476	171,177,376.26	11.37	81.07	720.8
2-4 Family	161	61,235,465.48	4.07	73.33	712.6
Co-op	9	4,901,292.74	0.33	61.67	705.7
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2

Top

24. Number of Units

				Weighted
			% of	Average
	Number	Current	Current	Original
	of	Principal	Principal	Frequency	FICO
Number of Units	Loans	Balance	Balance	CLTV	Score
1	3,671	1,444,573,361.23	95.93	78.97	710.1
2	99	34,905,776.98	2.32	74.39	711.2
3	62	26,329,688.50	1.75	71.93	714.6
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2

Top

25. Occupancy

				Weighted
			% of	Average
	Number	Current	Current	Original
	of	Principal	Principal	Frequency	FICO
Occupancy	Loans	Balance	Balance	CLTV	Score
Primary	2,860	1,168,165,765.26	77.58	79.65	708.1
Investment	729	230,739,190.61	15.32	74.04	718.3
Second Home	243	106,903,870.84	7.10	78.89	715.6
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2

Top

26. Loan Purpose

				Weighted
			% of	Average
	Number	Current	Current	Original
Loan	of	Principal	Principal	Frequency	FICO
Purpose	Loans	Balance	Balance	CLTV	Score
Refinance - Cashout	2,227	837,644,995.13	55.63	74.69	707.1
Purchase	845	344,628,302.71	22.89	85.63	723.8
Refinance - Rate Term	760	323,535,528.87	21.49	81.89	703.9
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2

Top

27. Documentation Level as Provided

				Weighted
			% of	Average
	Number	Current	Current	Original
	of	Principal	Principal	Frequency	FICO
Documentation Level as Provided	Loans	Balance	Balance	CLTV	Score
SIFA	2,579	1,113,190,482.18	73.93	78.42	712.1
FIFA	805	259,316,709.71	17.22	84.79	707.1
SISA	448	133,301,634.82	8.85	69.63	700.6
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2

Top

28. Documentation Level

				Weighted
			% of	Average
	Number	Current	Current	Original
	of	Principal	Principal	Frequency	FICO
Documentation Level	Loans	Balance	Balance	CLTV	Score
Reduced	2,579	1,113,190,482.18	73.93	78.42	712.1
Full	805	259,316,709.71	17.22	84.79	707.1
Stated	448	133,301,634.82	8.85	69.63	700.6
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2

Top

29. Documentation Level (S&P)

				Weighted
			% of	Average
	Number	Current	Current	Original
	of	Principal	Principal	Frequency	FICO
Documentation Level (S&P)	Loans	Balance	Balance	CLTV	Score
V	3,027	1,246,492,117.00	82.78	77.48	710.8
Z	805	259,316,709.71	17.22	84.79	707.1
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2

Top

30. Appraisal Type (S&P)

				Weighted
			% of	Average
	Number	Current	Current	Original
	of	Principal	Principal	Frequency	FICO
Appraisal Type (S&P)	Loans	Balance	Balance	CLTV	Score
4	3,825	1,501,019,731.94	99.68	78.75	710.2
6	7	4,789,094.77	0.32	75.34	710.1
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2

Top

31. Credit Grade

				Weighted
			% of	Average
	Number	Current	Current	Original
Credit	of	Principal	Principal	Frequency	FICO
Grade	Loans	Balance	Balance	CLTV	Score
A	3,826	1,503,596,209.33	99.85	78.75	710.2
D	6	2,212,617.38	0.15	73.73	0.0
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2

Top

32. FICO Score

				Weighted
			% of	Average
	Number	Current	Current	Original
FICO	of	Principal	Principal	Frequency	FICO
Score	Loans	Balance	Balance	CLTV	Score
Not Available	6	2,212,617.38	0.15	73.73	0.0
600 - 619	4	1,133,911.42	0.08	76.17	611.3
620 - 639	153	49,362,463.18	3.28	76.14	630.3
640 - 659	299	105,391,391.24	7.00	74.79	649.1
660 - 679	551	227,991,947.76	15.14	77.27	668.9
680 - 699	675	273,202,739.24	18.14	78.60	689.5
700 - 719	610	247,406,219.78	16.43	80.99	708.7
720 - 739	505	208,468,141.61	13.84	79.90	729.0
740 - 759	423	168,088,525.17	11.16	80.00	749.1
760 - 779	318	118,237,481.79	7.85	79.69	768.6
780 - 799	219	80,870,648.47	5.37	77.71	788.3
800 >=	69	23,442,739.67	1.56	74.20	806.9
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 606
Maximum: 822
Weighted Average: 710.2
% UPB missing FICOs: 0.1

Top

33. Back Ratio

				Weighted
			% of	Average
	Number	Current	Current	Original
Back	of	Principal	Principal	Frequency	FICO
Ratio	Loans	Balance	Balance	CLTV	Score
<= 0.00	3	650,565.45	0.04	73.86	772.2
0.01 - 5.00	5	2,874,235.09	0.19	77.49	734.8
5.01 - 10.00	35	13,205,147.81	0.88	69.10	717.5
10.01 - 15.00	181	79,048,061.49	5.25	74.36	712.9
15.01 - 20.00	482	197,115,815.85	13.09	76.98	709.9
20.01 - 25.00	766	320,802,809.50	21.30	77.69	711.1
25.01 - 30.00	846	332,699,070.26	22.09	80.56	709.3
30.01 - 35.00	766	290,942,771.55	19.32	79.81	710.4
35.01 - 40.00	460	165,440,289.67	10.99	81.22	706.5
40.01 - 45.00	194	73,571,889.07	4.89	76.28	709.6
45.01 - 50.00	50	15,677,480.65	1.04	79.37	715.7
50.01 - 55.00	14	3,940,399.64	0.26	80.41	708.0
55.01 - 60.00	7	1,958,944.69	0.13	80.78	729.5
60.01 - 65.00	8	2,189,118.76	0.15	83.17	721.4
65.01 - 70.00	7	2,218,022.87	0.15	74.94	742.3
70.01 - 75.00	4	1,715,189.92	0.11	70.84	691.0
90.01 - 95.00	1	195,109.65	0.01	75.00	730.0
95.01 - 100.00	3	1,563,904.79	0.10	86.27	747.5
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 1.05
Maximum: 100.00
Weighted Average: 27.50

Top

34. Prepay Flag

				Weighted
			% of	Average
	Number	Current	Current	Original
Prepay	of	Principal	Principal	Frequency	FICO
Flag	Loans	Balance	Balance	CLTV	Score
Prepayment Penalty	3,034	1,163,184,656.85	77.25	78.97	709.2
No Prepayment Penalty	798	342,624,169.86	22.75	77.95	713.7
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2

Top

35. Prepayment Penalty Detail

				Weighted
			% of	Average
Prepayment	Number	Current	Current	Original
Penalty	of	Principal	Principal	Frequency	FICO
Detail	Loans	Balance	Balance	CLTV	Score
6 mos of 80% of orig bal	3,034	1,163,184,656.85	77.25	78.97	709.2
None	798	342,624,169.86	22.75	77.95	713.7
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2

Top

36. Prepayment Penalty Months

				Weighted
			% of	Average
Prepayment	Number	Current	Current	Original
Penalty	of	Principal	Principal	Frequency	FICO
Months	Loans	Balance	Balance	CLTV	Score
0	798	342,624,169.86	22.75	77.95	713.7
12	798	339,810,123.48	22.57	79.65	714.9
24	294	112,333,461.62	7.46	80.41	713.5
36	1,942	711,041,071.75	47.22	78.42	705.8
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Non-zero Weighted Average Prepay Penalty Term: 28

Top

37. Flag

Top

38. Flag

Top

39. Index Type (ARM Only)

				Weighted
			% of	Average
	Number	Current	Current	Original
Index Type	of	Principal	Principal	Frequency	FICO
(ARM Only)	Loans	Balance	Balance	CLTV	Score
MTA	3,832	1,505,808,826.71	100.00	78.74	710.2
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2

Top

40. Margin (%) (ARM Only)

				Weighted
			% of	Average
	Number	Current	Current	Original
Margin (%)	of	Principal	Principal	Frequency	FICO
(ARM Only)	Loans	Balance	Balance	CLTV	Score
2.000 - 2.499	31	18,319,107.03	1.22	77.15	704.0
2.500 - 2.999	402	179,869,297.52	11.95	74.17	718.6
3.000 - 3.499	1,021	434,786,265.23	28.87	75.59	714.9
3.500 - 3.999	1,434	548,297,355.98	36.41	77.07	708.3
4.000 - 4.499	589	203,208,666.15	13.49	86.63	712.5
4.500 - 4.999	321	109,448,205.73	7.27	91.45	687.6
5.000 - 5.499	31	10,771,245.52	0.72	90.61	681.2
5.500 - 5.999	2	792,109.00	0.05	89.49	664.6
6.000 - 6.499	1	316,574.55	0.02	90.00	646.0
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 2.020
Maximum: 6.150
Weighted Average: 3.598

Top

41. Periodic Cap (%) (ARM Only)

				Weighted
			% of	Average
	Number	Current	Current	Original
Periodic Cap (%)	of	Principal	Principal	Frequency	FICO
(ARM Only)	Loans	Balance	Balance	CLTV	Score
0	3,832	1,505,808,826.71	100.00	78.74	710.2
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 0.000
Maximum: 0.000
Weighted Average: 0.000

Top

42. Initial Periodic Cap (%) (ARM Only)

				Weighted
			% of	Average
	Number	Current	Current	Original
Initial Periodic Cap (%)	of	Principal	Principal	Frequency	FICO
(ARM Only)	Loans	Balance	Balance	CLTV	Score
0	3,832	1,505,808,826.71	100.00	78.74	710.2
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 0.000
Maximum: 0.000
Weighted Average: 0.000

Top

43. Maximum Mortgage Rates (%) (ARM Only)

				Weighted
			% of	Average
	Number	Current	Current	Original
Maximum Mortgage Rates (%)	of	Principal	Principal	Frequency	FICO
(ARM Only)	Loans	Balance	Balance	CLTV	Score
9.500 - 9.999	1,951	866,075,021.03	57.52	74.28	706.6
10.000 - 10.499	727	230,703,834.42	15.32	73.97	718.1
10.500 - 10.999	1,151	408,046,867.23	27.10	90.89	713.3
11.500 - 11.999	1	291,432.59	0.02	65.00	716.0
12.500 - 12.999	1	285,552.15	0.02	76.89	660.0
13.000 - 13.499	1	406,119.29	0.03	100.00	795.0
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 9.950
Maximum: 13.050
Weighted Average: 10.176

Top

44. Lifetime Rate Cap (%) (ARM Only)

				Weighted
			% of	Average
	Number	Current	Current	Original
Lifetime Rate Cap (%)	of	Principal	Principal	Frequency	FICO
(ARM Only)	Loans	Balance	Balance	CLTV	Score
2.500 - 2.749	5	1,853,207.17	0.12	76.80	717.1
2.750 - 2.999	1	122,958.73	0.01	51.25	787.0
6.750 - 6.999	2	835,032.78	0.06	91.39	723.3
7.000 - 7.249	6	1,588,155.04	0.11	100.00	722.4
7.250 - 7.499	2	722,928.83	0.05	71.55	766.2
7.500 - 7.749	48	25,061,916.07	1.66	84.06	702.1
7.750 - 7.999	165	59,100,366.00	3.92	77.37	708.1
8.000 - 8.249	539	198,730,064.03	13.20	79.02	705.7
8.250 - 8.499	71	42,632,491.56	2.83	76.13	703.6
8.500 - 8.749	535	224,814,896.97	14.93	77.77	712.1
8.750 - 8.999	2,182	856,413,576.24	56.87	78.63	711.6
9.000 - 9.249	262	87,772,976.95	5.83	81.71	709.0
9.250 - 9.499	2	993,247.43	0.07	59.99	657.1
9.500 - 9.749	5	2,782,843.30	0.18	89.17	703.9
9.750 - 9.999	4	1,401,061.58	0.09	81.96	702.2
10.250 - 10.499	2	576,984.74	0.04	70.88	688.3
10.500 - 10.749	1	406,119.29	0.03	100.00	795.0
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 2.525
Maximum: 10.550
Weighted Average: 8.700

Top

45. Minimum Mortgage Rates (%) (ARM Only)

				Weighted
			% of	Average
	Number	Current	Current	Original
Minimum Mortgage Rates (%)	of	Principal	Principal	Frequency	FICO
(ARM Only)	Loans	Balance	Balance	CLTV	Score
2.000 - 2.499	31	18,319,107.03	1.22	77.15	704.0
2.500 - 2.999	402	179,869,297.52	11.95	74.17	718.6
3.000 - 3.499	1,021	434,786,265.23	28.87	75.59	714.9
3.500 - 3.999	1,434	548,297,355.98	36.41	77.07	708.3
4.000 - 4.499	589	203,208,666.15	13.49	86.63	712.5
4.500 - 4.999	321	109,448,205.73	7.27	91.45	687.6
5.000 - 5.499	31	10,771,245.52	0.72	90.61	681.2
5.500 - 5.999	2	792,109.00	0.05	89.49	664.6
6.000 - 6.499	1	316,574.55	0.02	90.00	646.0
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 2.020
Maximum: 6.150
Weighted Average: 3.598

Top

46. Next Rate Adjustment Date (ARM Only)

				Weighted
			% of	Average
	Number	Current	Current	Original
Next Rate Adjustment Date	of	Principal	Principal	Frequency	FICO
(ARM Only)	Loans	Balance	Balance	CLTV	Score
2007-02	3,826	1,503,832,660.81	99.87	78.74	710.2
2007-06	3	1,186,571.21	0.08	75.96	718.5
2007-10	1	319,265.02	0.02	80.00	722.0
2007-11	1	314,556.16	0.02	74.12	736.0
2007-12	1	155,773.51	0.01	61.87	713.0
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 2007-02-01
Maximum: 2007-12-01
Weighted Average: 2007-02-01

Top

47. Original Months to Next Rate Adjustment (ARM Only)

				Weighted
			% of	Average
Original Months	Number	Current	Current	Original
to Next Rate Adjustment	of	Principal	Principal	Frequency	FICO
(ARM Only)	Loans	Balance	Balance	CLTV	Score
1	3,826	1,503,832,660.81	99.87	78.74	710.2
6	3	1,186,571.21	0.08	75.96	718.5
12	3	789,594.69	0.05	74.08	725.8
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 1
Maximum: 11
Weighted Average: 1

Top

48. Months to Next Rate Adjustment (ARM Only)

				Weighted
			% of	Average
	Number	Current	Current	Original
Months to Next Rate Adjustment	of	Principal	Principal	Frequency	FICO
(ARM Only)	Loans	Balance	Balance	CLTV	Score
6-Jan	3,829	1,505,019,232.02	99.95	78.74	710.2
12-Jul	3	789,594.69	0.05	74.08	725.8
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 1
Maximum: 11
Weighted Average: 1

Top

49. Negam Cap (Negam Loans Only)

				Weighted
			% of	Average
	Number	Current	Current	Original
	of	Principal	Principal	Frequency	FICO
Negam Cap (Negam Loans Only)	Loans	Balance	Balance	CLTV	Score
110	945	370,716,037.52	24.66	79.64	707.1
125	2,879	1,132,452,598.72	75.34	78.46	711.2
Total:	3,824	1,503,168,636.24	100.00	78.75	710.2

Top

50. Monthly Payments ($)

				Weighted
			% of	Average
	Number	Current	Current	Original
Monthly	of	Principal	Principal	Frequency	FICO
Payments ($)	Loans	Balance	Balance	CLTV	Score
0.01 - 500.00	455	59,909,803.45	3.98	74.53	709.5
500.01 - 1,000.00	1,568	399,362,832.21	26.52	79.32	710.1
1,000.01 - 1,500.00	1,016	417,015,295.49	27.69	81.35	707.2
1,500.01 - 2,000.00	418	234,937,783.33	15.60	81.75	711.7
2,000.01 - 2,500.00	161	116,899,469.91	7.76	78.55	718.8
2,500.01 - 3,000.00	64	57,727,358.02	3.83	75.66	720.9
3,000.01 - 3,500.00	61	62,897,831.17	4.18	74.18	710.1
3,500.01 - 4,000.00	27	34,435,125.46	2.29	72.86	710.4
4,000.01 - 4,500.00	14	19,307,952.69	1.28	71.17	720.2
4,500.01 - 5,000.00	6	9,171,275.40	0.61	72.83	695.8
5,000.01 - 5,500.00	11	19,745,480.47	1.31	67.98	720.1
5,500.01 - 6,000.00	8	14,630,696.68	0.97	73.64	712.4
6,000.01 - 6,500.00	4	7,571,293.41	0.50	68.36	691.0
6,500.01 - 7,000.00	7	15,310,892.81	1.02	67.39	689.8
7,000.01 - 7,500.00	3	6,074,224.76	0.40	66.66	735.8
7,500.01 - 8,000.00	1	2,328,375.50	0.15	80.00	767.0
8,000.01 - 8,500.00	1	2,229,371.69	0.15	74.17	724.0
8,500.01 - 9,000.00	1	2,277,095.67	0.15	63.06	694.0
9,500.01 - 10,000.00	1	2,606,434.42	0.17	80.00	705.0
10,000.01 - 10,500.00	1	3,500,000.00	0.23	63.64	685.0
11,500.01 - 12,000.00	2	7,158,392.04	0.48	72.03	691.8
12,500.01 - 13,000.00	1	3,369,842.13	0.22	80.00	679.0
20,500.01 - 21,000.00	1	7,342,000.00	0.49	59.93	660.0
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 76.53
Maximum: 20,811.76
Average: 1,182.10

Top

51. Origination Date

				Weighted
			% of	Average
	Number	Current	Current	Original
Origination	of	Principal	Principal	Frequency	FICO
Date	Loans	Balance	Balance	CLTV	Score
2006-08	3	817,664.83	0.05	73.46	738.2
2006-09	26	15,714,869.54	1.04	74.14	716.8
2006-10	607	248,067,863.21	16.47	78.04	710.0
2006-11	3,189	1,237,360,101.70	82.17	78.91	710.2
2006-12	7	3,848,327.43	0.26	89.69	708.3
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 2006-08-07
Maximum: 2006-12-01

Top

52. First Payment Date

				Weighted
			% of	Average
First	Number	Current	Current	Original
Payment	of	Principal	Principal	Frequency	FICO
Date	Loans	Balance	Balance	CLTV	Score
2006-10	3	817,664.83	0.05	73.46	738.2
2006-11	23	15,225,881.08	1.01	74.79	720.1
2006-12	370	147,045,320.99	9.77	78.51	710.2
2007-01	3,379	1,323,329,911.77	87.88	78.80	710.2
2007-02	57	19,390,048.04	1.29	79.98	700.8
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 2006-10-01
Maximum: 2007-02-01

Top

53. Maturity Date

				Weighted
			% of	Average
	Number	Current	Current	Original
Maturity	of	Principal	Principal	Frequency	FICO
Date	Loans	Balance	Balance	CLTV	Score
2036-09	2	544,964.83	0.04	65.18	715.3
2036-10	15	9,324,783.52	0.62	73.08	720.1
2036-11	163	62,856,300.45	4.17	77.24	711.8
2036-12	1,303	483,707,883.38	32.12	77.89	708.0
2037-01	25	7,769,553.04	0.52	76.77	710.1
2046-09	1	272,700.00	0.02	90.00	784.0
2046-10	8	5,901,097.56	0.39	77.48	720.1
2046-11	207	84,189,020.54	5.59	79.45	709.0
2046-12	2,076	839,622,028.39	55.76	79.32	711.5
2047-01	32	11,620,495.00	0.77	82.13	694.6
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 2036-09-01
Maximum: 2047-01-01

Top

54. Payment Day

				Weighted
			% of	Average
	Number	Current	Current	Original
Payment	of	Principal	Principal	Frequency	FICO
Day	Loans	Balance	Balance	CLTV	Score
1	3,832	1,505,808,826.71	100.00	78.74	710.2
Total:	3,832	1,505,808,826.71	100.00	78.74	710.2
Minimum: 1
Maximum: 1
Weighted Average: 1

This Structural Term Sheet, Collateral Term Sheet, or Computational Materials, as appropriate (the "material"), was prepared solely by the Underwriter(s), is privileded and confidential, is intended for use by the addressee only, and may not be provided to any third party other than the addressee's legal, tax , financial and/or accounting advisors for the purpose of evaluating such information. Prospective investors are advised to read carefully, and rely solely on, the final prospectus and prospectus supplement (the "Final Prospectus") related to the securities (the Securities) in making their investment decisions. This material does not include all relevent information relating to the Securities described herein, particularly with respect to the risk and special considerations associated with an investment in the Securities. All information contained herein is preliminary and it is anticipated that such information will change. Any information contained herein will be more fully described in, and will be fully superseded by the preliminary prospectus supplement, if applicable, and Final Prospectus. Although the information contained in the material is based on sources the Underwriter(s) believe(s) to be reliable, the Underwriter(s) make(s) no representaion or warranty that such information is accurate or complete. Such information should not be viewed as projections, forcasts, predictions, or opinions with respect to value. Prior to making any investment decisions, a prospective investor shall receive and fully review the final Prospectus . NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES. The Underwriter(s) may hold long or short positions in or buy and sell Securities or related securities or perform for or solicit investment banking services from, any company mentioned herein.